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                                                                     EXHIBIT 5.1
                                                                     -----------

                       CHET SARID GRUBER, ATTORNEYS-AT-LAW


October 28, 2004




ACS-Tech 80 Ltd.
P.O. Box 5668
Migdal Ha'Emek, 10500, Israel

Ladies and Gentlemen:

We have acted as counsel to ACS-Tech 80 Ltd, a company organized under the laws of the State of Israel (the "Company").

In our capacity as counsel to the Company, we have examined originals or copies, satisfactory to us, of the Company's (i) Articles of Association, (ii) the ACS - Tech 80 Ltd President and Chief Executive Officer Incentive Grant (the "Plan") and (iii) resolutions of the Company's Board of Directors and shareholders. In such examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies or facsimiles. As to any facts material to such opinion, to the extent that we did not independently establish relevant facts, we have relied on certificates of public officials and certificates of officers or other representatives of the Company. We are admitted to practice law in the State of Israel and the opinion expressed herein is expressly limited to the laws of the State of Israel.

We understand that the Company is filing a registration statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, relating to 40,000 ordinary shares of the Company, par value NIS 0.01 per share, issuable upon exercise of options (the "Options") that either have been, or may after the date hereof be, granted by the Company pursuant to the Plan. On the basis of the foregoing, we are of the opinion that the 40,000 ordinary shares of the Company being registered pursuant to the Registration Statement, when issued and paid for in accordance with the Plan and the Options, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,



/s/ Gal Chet
Gal Chet, Adv.
Chet Sarid Gruber, Attorneys-At-Law